Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALIFORNIA, U.S.A.  92614-6401
 (949) 955-2522  Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the amendment to the  Registration Statement of TeamUpSport, Inc. on Form S-1/A of my Auditors report dated October  23, 2011, relating to the financial statements of TeamUpSport, Inc., for the period ended May 31, 2011.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
February 23 , 2012